EXHIBIT 3.3

Document processing fee                      Colorado Secretary of State
 If document is filed on paper       $125.00 Date and Time:07/02/2009 10:37AM
 If document is filed electronically $ 25.00 ID Number: 19871759363
Fees & forms/cover sheets                    Document Number: 20091355953
 are subject to change.                      Amount Paid: $25.00
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

                  Amended and Restated Articles of Incorporation

filed pursuant to Section 7-90-301, et seq. and Section 7-110-107 and Section 7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

ID number:                            19871759363
1. Entity name:                       PROMAP Corporation
2. New Entity name: (if applicable)   ________________________________
3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):
[ ]"bank" or "trust" or any derivative thereof
[ ] "credit union"     [ ] "savings and loan"
[ ] "insurance", "casualty", "mutual", or "surety"

4. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ___________________
                                                           (mm/dd/yy)
OR

If the corporation's period of duration as amended is perpetual, mark this box: [X]

5. The amended and restated constituent filed document is attached.

6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

7. (Optional) Delayed effective date:  _____________________
                                           (mm/dd/yy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing:           Sawyer     Jon      D.
                                      (Last)   (First) (Middle)  (Suffix)

                                      600 Seventeenth St.
                                      (Street now and number or Post Office
                                                  Box information)

                                      Suite 2700S

                                      Denver      CO            80202
                                      (City)	(State)   (Postal/Zip Code)

                                                            United States
                                          (Province           (Country
                                       - if applicable)	 - if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for f ling mark this box [] and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.




                  AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PROMAP CORPORATION

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned Corporation, pursuant to the provisions of the Colorado Business Corporation Act, does hereby adopt these Amended and Restated Articles of Incorporation.

     By written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Section 7-108-202 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly adopted the foregoing Amended and Restated Articles of Incorporation, and by written informal action unanimously taken by the sole stockholder of the Corporation in accordance with Section 7-107-104 of the Colorado Business Corporation Act, the stockholder of the Corporation duly approved said Amended and Restated Articles of Incorporation. The effective date of the directors' written informal action is June 30, 2009, and the effective date of the stockholders' informal action is June 30, 2009.

     The provisions set forth in these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

     The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety articles FIRST through TENTH, inclusive, and by striking in their entirety all articles in the Articles of Amendment filed on September 19, 1990, and by substituting in lieu thereof the following:

                                   ARTICLE I
                                     NAME

     The name of the Corporation shall be:  PROMAP CORPORATION.

                                   ARTICLE II
                             PRINCIPAL STREET ADDRESS

     The principal street address of the Corporation shall be: 7060B South Tucson Way, Centennial, Colorado 80112.

                                  ARTICLE III
                               PERIOD OF DURATION

     The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                                   ARTICLE IV
                                  CAPITAL STOCK

     The aggregate number of shares which this Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of no par value each, which shares shall be designated "Common Stock"; and Five Million (5,000,000) shares of no par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the
discretion of the Board of Directors.   In establishing a series the Board of
Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Colorado Business Corporation Act.

     1. Dividends. Dividends in cash, property or shares shall be paid upon the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount not less than nor more than the rate as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the Preferred Stock.

     Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

     2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

     3. Redemption. The Preferred Stock may be redeemed in whole or in part as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share. No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

     If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.

     From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

     Any purchase by the Corporation of the shares of its Preferred Stock shall not be made at prices in excess of said redemption price.

     4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Colorado Business Corporation Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of this Corporation.

     Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

     5. Conversion Rights. Holders of shares of Preferred Stock may be granted the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

                                  ARTICLE V
                               INDEMNIFICATION

     The Corporation may indemnify any director, officer, employee, fiduciary, or agent of the Corporation to the full extent permitted by the Colorado Business Corporation Act as in effect at the time of the conduct by such person.

                                  ARTICLE VI
                                  AMENDMENTS

     The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Business Corporation Act.

                                 ARTICLE VII
                              ADOPTION OF BYLAWS

     The initial Bylaws of the Corporation shall be adopted by its board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                ARTICLE VIII
                             BOARD OF DIRECTORS

     The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation. The board of directors of the Corporation shall consist of at least one (1) director, which number may be increased or decreased, to not less than one (1), by resolution of the Board of Directors. The name and address of the Director of the Corporation as of the date of these Restated Articles of Incorporation with Amendments is as follows:

     Steven A. Tedesco
     7060B South Tucson Way
     Centennial, CO  80112

                                  ARTICLE IX
                           LIMITATION OF LIABILITY OF
                   DIRECTORS TO CORPORATIONS AND SHAREHOLDERS

     No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under C.R.S.
Section 7-108-403 or any amendment thereto or successor provision thereto;
(b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation C.R.S. Section 7-102-102 and/or C.R.S. Section 7-103-102.

                                  ARTICLE X
                   REGISTERED OFFICE AND REGISTERED AGENT

     The address of the initial registered office of the Corporation is 7060B South Tucson Way, Centennial, Colorado 80112, and the name of the initial registered agent at such address is Steven A. Tedesco. Further the registered office or the registered agent may be changed in the manner permitted by law.